PROSPECTUS
AVIATION SURVEILLANCE SYSTEMS, INC.
4,129,579
COMMON STOCK
INITIAL PUBLIC OFFERING
___________________

The selling shareholders named in this prospectus are offering up to 4,129,579 shares of common stock offered through this prospectus.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.  We have, however, set an offering price for these securities of $0.01 per share.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.01	None	$0.01
Total	$41,295.79	None	$41,295.79

Our common stock is quoted on the Financial Industry Regulatory Authority’s Over the Counter Bulletin Board (“OTCBB”) under the symbol “ASUV.”  Because we have not had an active trading market for our common stock, however, we have set an offering price for these securities of $0.01 per share.  If our common stock becomes actively traded on the OCTBB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this Prospectus entitled "Risk Factors."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: July 12, 2010

Aviation Surveillance Systems, Inc.

Page
Summary	4
The Offering	5
Risk Factors	6
Risks Related To Our Financial Condition and Business Model	6
If we do not obtain substantial new funding, we will be unable to exercise our option and undertake exploration and production of natural gas.	6
Because exploration, development and drilling efforts are subject to many risks, our planned operation of natural gas wells may not be profitable or achieve our targeted returns.	6
Because our planned business will be subject to operating hazards, our future operations may be adversely affected by the occurrence of any such hazards.	6
In the event that we are unable to successfully compete within the natural gas industry, we may not be able to achieve profitable operations.	7
Due to numerous factors beyond our control which could affect the marketability of natural gas, we may experience difficulty selling any natural gas.	7
Because our chief executive officer does not have any significant training and/or experience in oil and natural gas exploration, development, acquisition and production, our financial success could suffer irreparable harm as a result of his decisions and choices.	8
Because our auditor has raised substantial doubt about our ability to continue as a going concern, our business has a high risk of failure.	8
Because Alp Investments, Ltd., currently owns 91.43% of our outstanding common stock, investors may find that corporate decisions influenced by Alp Investments, Ltd. are inconsistent with the best interests of other stockholders.	8
Risks Related To Legal Uncertainty	9
Because our planned business activities will be subject to various governmental regulations and environmental risks, we may incur substantial costs to remain in compliance.	9
Because we do not have liability insurance, personal injury claims could hurt our business substantially.	9
Risks Related To This Offering	10
If a liquid market for our common stock does not develop, shareholders may be unable to sell their shares.	10
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.	10
Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.	10
Because our common stock is quoted on the over-the-counter bulletin board administered by FINRA and is subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.	10

Summary

Aviation Surveillance Systems, Inc.

We are a Nevada corporation, formed May 1, 2007.  On May 11, 2009, we changed our name to Aviation Surveillance Systems, Inc.  Concurrently with our name change, we suspended pursuit of our former plan of operations and began investigating new business opportunities.

As reported in our Current Report on Form 8-K filed March 18, 2010, we experienced a change in control on March 15, 2010.  Concurrent with the change in control, we raised additional funds in the amount of $65,000 through the sale of common stock in a private transaction, as described in the Current Report on Form 8-K filed March 18, 2010.  These funds were used to satisfy existing accounts payable.  Following the change in control, our new management has acquired an option to purchase the working interest in a group of oil and gas leases covering approximately 4,480 acres in McIntosh County, Oklahoma known as the Checotah Field Development Project (the “Checotah Project”).  In addition, our option includes the purchase of a natural gas gathering, treatment, and pipeline system located within the Checotah Project.

We will require substantial additional financing in order to exercise our option to purchase the Checotah Project and the related natural gas equipment, to pursue our development plan for the project, and to sustain substantial future business operations for any significant period of time.  Under our agreement, a $20,000 initial deposit will be required and we must commit to investing funds in the total amount of $6,500,000 in the exploration and development of the project.  In addition, our initial investment upon closing of the transaction must be a minimum of $1,500,000. We do not currently have funds sufficient to make the initial required deposit or to begin any of the required exploration or development on the project.  We plan to seek additional debt and/or equity capital, but we do not have any firm arrangements for financing and we may not be able to obtain financing when required, in the amount necessary to fund our contemplated operations, or on terms that are financially feasible.  There are substantial risks that we will be unable to raise funds sufficient to exercise the option, that we will be unable to conclude a satisfactory formal purchase and sale agreement, and/or that we will be unable to raise significant funds with which to undertake exploration and development.

Our fiscal year ended is July 31.

Our principal offices are located at 701 Xuang Mi Hu Road, Xi Yuan, Futian, Shenzhen, P.R.C.. Our registered agent is Nevada Agency and Transfer Company, 50 West Liberty St, Suite 880, Reno, NV 89501.  Our phone number is 086-13828-766-488.

The Offering

Securities Being Offered	Up to 4,129,579 shares of our common stock.
Offering Price and Alternative Plan of Distribution
The offering price of the common stock is $0.01 per share. We are quoted on the OTCBB under the symbol “ASUV” but do not currently have an active trading market.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
54,724,119 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.  There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	July 31, 2009 (Audited)	April 30, 2010 (Unaudited)
Cash	$1,638	$0
Total Assets	$1,638	$0
Liabilities	$70,148	$75
Total Stockholder’s Equity (Deficit)	$(68,510)	$(75)

Statement of Loss and Deficit	From inception May 1, 2007, to July 31, 2009 (Audited)	From inception May 1, 2007, to April 30, 2010 (Unaudited)
Revenue	$200	$200
Loss for the Period	$84,735	$82,510

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

If we do not obtain substantial new funding, we will be unable to exercise our option and undertake exploration and production of natural gas.

We will require substantial additional funds in to exercise our option to acquire the Checotah Project and its related equipment and to commence our planned exploration and production of natural gas on the property. Under our agreement, a $20,000 initial deposit will be required and we must commit to investing funds in the total amount of $6,500,000 in the exploration and development of the project. In addition, our initial investment upon closing of the transaction must be a minimum of $1,500,000. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Because exploration, development and drilling efforts are subject to many risks, our planned operation of natural gas wells may not be profitable or achieve our targeted returns.

Exploration, development, drilling and production activities are subject to many risks, including the risk that commercially productive reservoirs will not be discovered. We seek to acquire interests in properties which we believe will result in projects that will return value over time. However, we cannot guarantee that all of our prospects will result in viable projects or that we will not abandon these properties after they are acquired. Additionally, we cannot guarantee that any undeveloped acreage we may acquire an interest in will be profitably developed, that new wells drilled will be productive or that we will recover all or any portion of our investment in such acreage or wells. Drilling for natural gas may involve unprofitable efforts, not only from dry wells but also from wells that are productive but do not produce sufficient net reserves to return a profit after deducting operating and other costs. In addition, wells that are profitable may not achieve our targeted rate of return. Our ability to achieve our target results are dependent upon the current and future market prices for natural gas, costs associated with producing natural gas and our ability to add reserves at an acceptable cost.

Because our planned business will be subject to operating hazards, our future operations may be adversely affected by the occurrence of any such hazards.

Our planned business operations will be subject to risks inherent in the oil and natural gas industry, such as:

·	unexpected drilling conditions including blowouts and explosions;
·	uncontrollable flows of oil, natural gas or well fluids;
·	equipment failures, fires or accidents;
·	pollution and other environmental risks; and

·	shortages in experienced labor or shortages or delays in the delivery of equipment.

These risks could result in substantial losses to us from injury and loss of life, damage to and destruction of property and equipment, pollution and other environmental damage and suspension of our planned operations. Our planned operations will also be subject to a variety of operating risks such as adverse weather conditions and more extensive governmental regulation. These regulations may, in certain circumstances, impose strict liability for pollution damage or result in the interruption or termination of operations.

In the event that we are unable to successfully compete within the natural gas industry, we may not be able to achieve profitable operations.

We plan to operate in the highly competitive area of natural gas exploration, development, acquisition and production. Factors that will affect our ability to compete successfully in the marketplace will include:

·	Our ability to acquire desirable producing properties or new leases for future exploration;
·	The availability of funds and information relating to a property; and
·	Marketing of oil and natural gas production;

When our planned operations are commenced, our competitors will include major integrated oil companies, substantial independent energy companies, and affiliates of major interstate and intrastate pipelines and national and local natural gas gatherers, many of which possess greater financial and other resources than we do. If we are unable to successfully compete against our competitors, our planned business, prospects, financial condition and results of operation may be adversely affected.

Due to numerous factors beyond our control which could affect the marketability of natural gas, we may experience difficulty selling any natural gas.

The availability of markets and the volatility of product prices are beyond our control and represent a significant risk. The marketability of our planned production will depend upon the availability and capacity of natural gas gathering systems, pipelines and processing facilities. The unavailability or lack of capacity of these systems and facilities could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties. Our ability to generate revenue from natural gas sales will also depends on other factors beyond our control. These factors include:

·	the level of domestic production and imports of oil and natural gas;
·	the proximity of natural gas production to natural gas pipelines;
·	the availability of pipeline capacity;
·	the demand for natural gas by utilities and other end users;

·	the availability of alternate fuel sources;
·	the effect of inclement weather, such as hurricanes;
·	state and federal regulation of oil and natural gas marketing; and
·	federal regulation of natural gas sold or transported in interstate commerce.

 If these factors were to change dramatically, our ability to generate revenues from oil and natural gas sales or obtain favorable prices for our oil and natural gas could be adversely affected.

Because our chief executive officer does not have any significant training and/or experience in oil and natural gas exploration, development, acquisition and production, our financial success could suffer irreparable harm as a result of his decisions and choices.

Mr. Eden Ho, our chief executive officer, does not have any significant training or experience with oil and natural gas exploration, development, acquisition and production. With no direct training or experience in these areas, our chief executive officer may not be fully aware of many of the specific requirements related to working within this industry. Our management’s decisions and choices may fail to take into account standard engineering or managerial approaches oil and gas companies commonly utilize. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

Because our auditor has raised substantial doubt about our ability to continue as a going concern, our business has a high risk of failure.

The audit report of Silberstein Ungar, PLLC issued a going concern opinion and raised substantial doubt as to our continuance as a going concern. When an auditor issues a going concern opinion, the auditor has substantial doubt that the company will continue to operate indefinitely and not go out of business and liquidate its assets. This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time.

The success of our business operations depends upon our ability to obtain substantial additional capital for obtaining producing oil and gas properties through either the purchase of producing wells or successful exploration activity. We plan to seek additional financing through debt and/or equity financing arrangements to secure funding for our operations. There can be no assurance that such additional financing will be available to us on acceptable terms or at all. It is not possible at this time for us to predict with assurance the outcome of these matters. If we are not able to successfully complete the development of our business plan and attain sustainable profitable operations, then our business will fail.

Because Alp Investments, Ltd., currently owns 91.43% of our outstanding common stock, investors may find that corporate decisions influenced by Alp Investments, Ltd. are inconsistent with the best interests of other stockholders.

 Alp Investments, Ltd. currently owns 91.43% of the outstanding shares of our common stock. Accordingly, it will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Alp Investments, Ltd. may still differ from the interests of the other stockholders.

Risks Related To Legal Uncertainty

Because our planned business activities will be subject to various governmental regulations and environmental risks, we may incur substantial costs to remain in compliance.

From time to time, in varying degrees, political developments and U.S. federal and state laws and regulations may affect our planned natural gas operations. In particular, price controls, taxes and other laws relating to the oil and natural gas industry, changes in these laws and changes in administrative regulations could affect oil and natural gas production, operations and economics. We cannot predict how agencies or courts will interpret existing laws and regulations or the effect of these adoptions and interpretations may have on our planned business or financial condition.

Our planned business will be subject to laws and regulations promulgated by U.S. federal, state and local authorities relating to the exploration for, and the development, production and marketing of, oil and natural gas, as well as safety matters. Legal requirements are frequently changed and subject to interpretation and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. We may be required to make significant expenditures to comply with governmental laws and regulations.

Our planned operations will also be subject to complex U.S. federal, state and local environmental laws and regulations. Environmental laws and regulations change frequently, and the implementation of new, or the modification of existing, laws or regulations could harm us. The discharge of natural gas, oil, or other pollutants into the air, soil or water may give rise to significant liabilities on our part to the government and third parties and may require us to incur substantial costs of remediation.

Because we do not have liability insurance, personal injury claims could hurt our business substantially.

Currently, we do not have liability insurance.  Since we do not have liability insurance, it is possible that personal injury or other claims could negatively affect our business.

Risks Related To This Offering

If a liquid market for our common stock does not develop, shareholders may be unable to sell their shares.

We are quoted on the OTCBB under the symbol “ASUV” but do not currently have an active trading market. If a liquid public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 4,129,579 shares of our common stock through this prospectus. The outstanding shares of common stock covered by this prospectus represent the great bulk of the non-affiliate-owned common shares outstanding as of the date of this prospectus. Should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because our common stock is quoted on the over-the-counter bulletin board administered by FINRA and is subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on the over-the-counter bulletin board administered by FINRA). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

We are quoted on the OTCBB under the symbol “ASUV” but do not currently have an active trading market.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

The $0.01 per share offering price of our common stock was arbitrarily chosen. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 4,129,579 shares of common stock offered through this prospectus. All of the shares were acquired from us by the selling shareholders in an offering that was exempt from registration pursuant to Rule 504 of Regulation D of the Securities Act of 1933.  The selling shareholders purchased their shares in an offering completed on July 27, 2007.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of June 18, 2010 including:

1.   the number of shares owned by each prior to this offering;
2.   the total number of shares that are to be offered by each;
3.   the total number of shares that will be owned by each upon completion of the offering;
4.   the percentage owned by each upon completion of the offering; and
5.   the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 54,724,121 shares of common stock outstanding on June 18, 2010.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Connie Sherritt 5085 Sun Valley Drive Las Vegas, NV 89122	147,485	147,485	zero	zero
Dorothy Tindle 5085 Sun Valley Drive Las Vegas, NV 89122	147,485	147,485	zero	zero
Jason Moore 1100 Dumont Blvd., # 201 Las Vegas, NV 89169	147,485	147,485	zero	zero
Abby Widmer-Bryce 3815 Granite Way Wellington, NV 89444	147,485	147,485	zero	zero
Wesley J. Smith 550 Curtin Court Las Vegas, NV 89123	176,982	176,982	zero	zero
Jade Guzman 1100 Dumont Blvd. #201 Las Vegas, NV 89169	147,485	147,485	zero	zero
Dale W. Hill P.O. Box 98 Mesquite, NV 89024	176,982	176,982	zero	zero
Verna Ann Hall P.O. Box 98 Mesquite, NV 89024	176,982	176,982	zero	zero
Timothy A. Salois 11055 Blue Diamond Rd. Las Vegas, NV 89124	176,982	176,982	zero	zero
Rikki Hughes 2120 Ramrod Ave., # 1324 Las Vegas, NV 89014	176,982	176,982	zero	zero
Dacia Z. Lower 480 Columbia Pike Ave. Las Vegas, NV 89183	176,982	176,982	zero	zero
Jevon Lee 7413 W. Russell Rd. Bldg. 4, Apt. 120 Las Vegas, NV 89113	147,485	147,485	zero	zero

Everrett A. Smith 550 Curtin Court Las Vegas, NV 89123	147,485	147,485	zero	zero
Carolyn Delapaz 3883 Winter Whitetail St. Las Vegas, NV 89122	176,982	176,982	zero	zero
Michael F. Delapaz 3883 Winter Whitetail St. Las Vegas, NV 89122	176,982	176,982	zero	zero
Tanya Payne 2725 S. Nellis #2127 Las Vegas, NV 89121	147,485	147,485	zero	zero
Charles Cutes 4823 Boulder Hwy., Apt. 111 Las Vegas, NV 89121	176,982	176,982	zero	zero
Nellie Johnson 4821 Boulder Hwy., Apt. 2111 Las Vegas, NV 89121	147,485	147,485	zero	zero
Lois M. Kyriazis 91 Myrtle Beach Dr. Las Vegas, NV 89074	176,982	176,982	zero	zero
Troy Jennings 3101 Susan Dr. Pahrump, NV 89060	147,485	147,485	zero	zero
Shannon Harbour P.O. Box 294 Blue Diamond, NV 89004	176,982	176,982	zero	zero
Autum Bunker 2521 E. Ambush #A Pahrump, NV 89048	147,485	147,485	zero	zero
Jacqueline Carrasco 109 N. York Street Porterville, CA 93257	147,485	147,485	zero	zero
Sheila A. Rivera 1011 N. Verdergo Dr. Porterville, CA 93257	147,485	147,485	zero	zero
Quincy D. Giles 705 Miller Ave. North Las Vegas, NV 89030	147,485	147,485	zero	zero
Trinity Putnam 6404 Cerromar Cir. Orangevale, CA 95662	117,987	117,987	zero	zero

None of the selling shareholders: (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or (2) has ever been one of our officers or directors.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;

3.	through the writing of options on the common stock;
4.	in short sales, or;

5.	in any combination of these methods of distribution.

We are quoted on the OTCBB under the symbol “ASUV” but do not currently have an active trading market.  If our common stock becomes actively traded on the OTCBB, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.   the market price of our common stock prevailing at the time of sale;
2.   a price related to such prevailing market price of our common stock, or;
3.   such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above. We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.   not engage in any stabilization activities in connection with our common stock;
2.   furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.   not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Nevada Agency and Transfer Company, 50 West Liberty St, Suite 880, Reno, NV 89501.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of June 18, 2010 are as follows:

Directors:

Name	Age
Eden Ho	33

Executive Officers:

Name	Age	Office(s)
Eden Ho	33	President, CEO, Secretary, Director
Mark Mroczkowski	57	CFO and Treasurer

Set forth below is a brief description of the background and business experience of our executive officers and directors.

Eden Ho is our President, CEO, Secretary,  and sole director. Mr. Ho is currently a business consultant in the electronic field focusing on power supply management of semiconductors. Mr. Ho has past experience in this field as a sales manager, forecast analyst and marketing manager at Advanced Analogic Technologies Inc. Mr. Ho has previous marketing experience in implementing and overseeing communications programs of existing and new electronic product lines. Mr. Ho has a B.A. in economics from the University of Victoria.

Marck Mroczkowski is our CFO and Treasurer.   Mr. Mroczkowski has worked as an independent financial consultant and advisor to businesses since May 2008.  From July 2000 until April 2008, Mr. Mroczkowski served as the CFO for publicly held Sequiam Corporation, a biometric original equipment manufacturing (OEM) and original design manufacturer (ODM) software and hardware company, with engineering, manufacturing and sales facilities in Taiwan, China and South Africa. He was also a member of Sequiam’s Board of Directors. Mr. Mroczkowski has also served as CFO for GeoStar Corporation, a private company with oil and gas exploration operations and five oil field service companies located throughout Michigan, Ohio, Kentucky, Illinois Texas, Wyoming, and Queensland and New South Wales. During his career, Mr. Mroczkowski has founded a firm of Certified Public Accountants and co-founded an oil & gas exploration company, an import export company, and a technology company.  Mr. Mroczkowski began his career with a Big 4 accounting firm; he holds a Bachelor of Science from the Florida State University and is a Florida CPA.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Committees of the Board

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President and director, Eden Ho, at the address appearing on the first page of this prospectus.

Code of Ethics

As of June 18, 2010, we had not adopted a Code of Ethics for Financial Executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Significant Employees

Eden Ho is our only employee.

We conduct our business through agreements with consultants and arms-length third parties. Current arrangements in place include the following:

1.	Verbal agreements with our accountant to perform requested financial accounting services.

2.	Written agreements with auditors to perform audit functions at their respective normal and customary rates.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June 18, 2010, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Title of Class	Name and address of beneficial owner	Number of Shares of Common Stock	Percentage of Common Stock (1)
Common Stock	Eden Ho, sole officer and director 701 Xiang Mi Hu Road Xi Yuan, Futian Dist., Shenzhen Peoples Republic of China	0	0%
Common Stock	Mark Mroczkowski 8157 Saint Andrews Circle Orlando, FL 32835	0	0%
Common Stock	All Officers and Directors as a Group	0	0%
Common Stock	Other 5% Holders
	Alp Investments, Ltd.(2) 1 Mapp Street Belize City, Belize, Central America	50,034,097	91.43%

(1)	The percent of class is based on 54,724,119 shares of common stock issued and outstanding as of June 18, 2010.

(2)
Millcove Management, Inc. is the shareholder of Alp Investments, Ltd.  Michele Celestine, Kavorn Kyte-Williams, and Jan Moran are the Directors of Millcove Management, Inc.  In their capacities as the Directors of Millcove Management, Inc., these individuals exercise voting and investment power with respect to the securities held by Alp Investments, Ltd.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share and 10,000,000 shares of preferred stock. As of June 18, 2010, there were 54,724,119 shares of our common stock issued and outstanding.  No preferred stock has been issued.  Our shares are held by thirty (30) stockholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Marvin L. Longabaugh, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.

Silberstein Ungar, PLLC has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  Silberstein Ungar, PLLC  has presented their report with respect to our audited financial statements.  The report of Silberstein Ungar, PLLC is included in reliance upon their authority as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

Organization within the Last Five Years

We were incorporated on May 1, 2007, under the laws of the state of Nevada.

Ms. Eden Ho is our current President, CEO, Secretary, and sole director.  Mr. Mark Mroczkowski is our CFO and Treasurer.

Description of Business

Background

We are a Nevada corporation, formed May 1, 2007.  On May 11, 2009, we changed our name to Aviation Surveillance Systems, Inc.  Concurrently with our name change, we suspended pursuit of our former plan of operations and began investigating new business opportunities.

As reported in our Current Report on Form 8-K filed March 18, 2010, we experienced a change in control on March 15, 2010.  Concurrent with the change in control, we raised additional funds in the amount of $65,000 through the sale of common stock in a private transaction, as described in the Current Report on Form 8-K filed March 18, 2010.  These funds were used to satisfy then existing accounts payable.  Following the change in control, our new management has begun to evaluate business opportunities in the area of oil and gas and has acquired an option to purchase the working interest in a group of oil and gas leases covering approximately 4,480 acres in McIntosh County, Oklahoma known as the Checotah Field Development Project (the “Checotah Project”).  In addition, our option includes the purchase of a natural gas gathering, treatment, and pipeline system located within the Checotah Project.

The Checotah Project

The Checotah Project consists of oil and gas leases that comprise 4,480 acres held by production within the Checotah AMI located in McIntosh County, Oklahoma.  The project contains eleven existing natural gas wells together with various natural gas gathering, treating, and pipeline equipment. The acreage held by production (“HBP”) in each section within the project is as follows:

Section	8-11N-17E	639.51
Section	9-11N-17E	640.00
Section	19-12N-17E	581.60
Section	20-12N-17E	514.38
Section	30-12N-17E	495.19
Section	27-12N-17E	639.99
Section	36-12N-16E	640.00
Various		329.33
Total HBP		4,480.00

Our option on the Checotah Project also includes the right to purchase all right, title and interest in any future leasing and development in the Checotah AMI, which comprised approximately 23,000 acres.

Our option also includes the purchase certain natural gas gathering, pipeline, and processing equipment located within the Checotah Project, including:

	Gas gathering system consisting of eight miles of buried 4” poly-pipe.
	Gas treatment facilities along the gathering system to the sales point.
	Checotah compression station and sales point to Enogex low pressure line.
	Water disposal through buried 2” poly-pipe with pumps and permitted water injection wells.
	Enogex CDP, 2”meter run (no meter)
	500 gallon polyethylene liquid tank
	Dehydration Unit – Large unit.

Location and Exploration Potential of the Checotah Project

The Checotah gas prospect area lies within that portion of Eastern Oklahoma underlain by the north flanks of the Arkoma basin. The area has potential for discovery of unconventional gas reservoirs in the underexplored lands of McIntosh County, Oklahoma. The prospect covers 4 townships and is designed from an overview of the gas shale potential of thick deposits of Mississippian Caney and Devonian Woodford shale at average depths of approximately 3,000 feet below surface and the overlying CBM zones with an average midpoint depth of approximately 1,200 feet.  The leasehold consists of a contiguous area, suitable to support a large scale, unconventional gas development project.

Development of shale gas across Checotah requires the drilling of vertical wells on 80 acre spacing and commingling the Woodford and Caney Shales. These vertical wells will allow for additional gas production to be commingled from multiple pay zones found from shallow CBM. Further, conventional reservoirs of the Atoka and Gilcrease formations may be discovered.  We expect drilling and completion costs of approximately $225,000 for wells with an average depth of 3,200 feet and over 600 million cubic feet.

The area has previously recovered oil and gas reserves located in shallow Pennsylvanian sandstone reservoirs. While drilling deeper wells, logs indicate black shales which have regionally been shown to produce gas. Subsequent mapping indicates that the gas shales contain zones of low density and high resistivity with an assumed high total organic content. While not typically considered as productive intervals, these black shales are regionally undergoing intense exploration efforts. As with many shale basins, early indications appear promising, while stabilized long term flow rates have not yet been established.

Existing Natural Gas Wells On The Checotah Project

The Checotah Project currently contains eleven (11) completed natural gas wells which would be acquired as part of the project in the event we are able to exercise our option to purchase the leasehold interests and related equipment.  A summary of the location and status of each of the existing wells is set forth below:

Pod 1 Wells

Checotah 1-8
Status: active, Pumping well selling gas
Daily Production: Pump test early 2003 was 53 Mcf & 20 bwpd
Location: SE Section 8-11N-17E, McIntosh County,Ok.
Completion Date: February 2003
Elevation: 643' GR
Total Depth: 2,410' TVD

Checotah 2-8
Status: active, Pumping well selling gas
Daily Production: Pump test early 2003 was 51 Mcf & 15 bwpd
Location: NE Section 8-11N-17E, McIntosh County,Ok.
Completion Date: February 2003
Elevation: 644' GR
Total Depth: 1,285' TVD

Checotah 1-9
Status: active, Pumping well selling gas
Daily Production: Pump test early 2003 was 83 Mcf & 15 bwpd
Location: SW Section 9-11N-17E, McIntosh County,Ok.
Completion Date: February 2003
Elevation: 645' GR
Total Depth: 1,660' TVD

Checotah 2-9
Status: active, Pumping well selling gas
Daily Production: Pump test early 2003 was 90 Mcf & 25 bwpd
Location: NW Section 9-11N-17E, McIntosh County,Ok.
Completion Date: February 2003
Elevation: 645' GR
Total Depth: 1,306' TVD

H 1-16
Status: Active, disposal
Zone: 1,832’-1,858’, acidize w 20%, 1,000 gals
Location: NW Section 16-11N-17E, McIntosh County,Ok.
Completion Date: February  2003

Section 36 CBM Well

Checotah 1-36
Status: Shut in, waiting on hookup
Daily Production: 30 day pump test, 38 Mcf & 25 bwpd
Location: SW Section 36-12N-16E, McIntosh County,Ok.
Completion Date: February 2002
Elevation: 653' GR
Total Depth: 2,460' TVD

Section 27 Booch Gas Well

Checotah 1-27
Status: Shut in, waiting on test
Location: NE Section 27-12N-17E, McIntosh County,Ok.
Completion Date: February 2002
Elevation: 578' GR
Total Depth: 985' TVD

Caney Shale Gas Wells

Paris 1-19
Status: Active, waiting gas sales
Daily Production: Pumping, 20 Mcf 40 bwpd
Location: NE Section 19-12N-17E, McIntosh County,Ok.
Completion Date: October 2004
Elevation: 653' GR
Total Depth: 3,110' TVD

Checotah 20-1H
Status: Active, waiting gas sales
Daily Production: Pumping, IP for 104 Mcf 365 bwpd
Location: Section 20-12N-17E, McIntosh County,Ok.
Completion Date: June 2006
Elevation: 644' KB
Total Depth: 4,891’ MD, 3,024’ TVD, 4 ½” csg @ 4,891’

Checotah 30-1H
Status: Active, waiting gas sales
Daily Production: Pumping, IP for 140 Mcf 215 bwpd
Location: Section 30-12N-17E, McIntosh County,Ok.
Completion Date: June 2006
Elevation: 622' KB
Total Depth: 5,230’  MD, 3,278’ TVD, 4 ½” csg @ 5,230’

Paris 2-18
Status: Active, disposal
Zone: 1,927’-1,935’, acidize, frac
Location: NW Section 18-12N-17E, McIntosh County,Ok.
Completion Date: July  2004

Terms and Conditions of Our Option On The Checotah Project

Our option on the Checotah Project calls for an intial deposit of $20,000 upon signing of a formal purchase and sale agreement, which must be signed by May 31, 2010.  The option calls for a sixty (60) day due diligence period following the signing of formal purchase and sale agreements and the option requires closing within ten (10) days of the end of the due diligence period. Upon closing of a formal purchase and sale agreement, we will be required to invest a minimum of $6,500,000 in the exploration and development of the project in accord with a project budget to be developed and mutually agreed upon with the sellers of the project.  In addition, our initial investment upon closing of the transaction must be a minimum of $1,500,000.  The current owner of the leasehold property will retain a twenty-five percent ownership interest following the closing.  In addition, the current owner of the natural gas gathering system with retain a twenty-five percent ownership interest in the equipment following the closing.

Market for Our Products and Services

The availability of a ready market for natural gas, and the prices of such gas, depends upon a number of factors which are beyond our control. These include, among other things:

·	the level of domestic production;
·	the availability of pipelines with adequate capacity;
·	the availability and marketing of other competitive fuels;

·	fluctuating and seasonal demand for oil, gas and refined products; and
·
the extent of governmental regulation and taxation (under both present and future legislation) of the production, importation, refining, transportation, pricing, use and allocation of oil, gas, refined products and alternative fuels.

In view of the many uncertainties affecting the supply and demand for natural gas, it is not possible to predict accurately the prices or marketability of natural gas produced for sale.

Competition

The natural gas producing properties and exploratory drilling prospects industry is highly competitive in all its phases. Properties in which we intend to acquire an interest will encounter strong competition from many other oil and gas producers, including many that possess substantial greater financial resources and a superior ability to acquire economically desirable producing properties and exploratory drilling prospects, and to obtain equipment and labor to operate and maintain their properties.

Compliance With Governmental Regulation

The United States federal government and various state and local governments have adopted laws and regulations regarding the protection of human health and the environment. These laws and regulations may require the acquisition of a permit by operators before drilling commences, prohibit drilling activities on certain lands lying within wilderness areas, wetlands, or where pollution might cause serious harm, and impose substantial liabilities for pollution resulting from drilling operations, particularly with respect to operations in onshore and offshore waters or on submerged lands. These laws and regulations may increase the costs of drilling and operating wells. Because these laws and regulations change frequently, the costs of compliance with existing and future environmental regulations cannot be predicted with certainty.

The transportation and certain sales of natural gas in interstate commerce are heavily regulated by agencies of the federal government. Production of any oil and gas by properties in which we may acquire an interest will be affected to some degree by state regulations. States have statutory provisions regulating the production and sale of oil and gas, including provisions regarding deliverability. Such statutes and the regulations are generally intended to prevent waste of oil and gas and to protect correlative rights to produce oil and gas between owners of a common reservoir. State regulatory authorities may also regulate the amount of oil and gas produced by assigning allowable rates of production to each well or pro-ration unit.

Any exploration or production on Federal land will have to comply with the Federal Land Management Planning Act which has the effect generally of protecting the environment. Any exploration or production on private property whether owned or leased will have to comply with the Endangered Species Act and the Clean Water Act. The cost of complying with environmental concerns under any of these acts varies on a case by case basis. In many instances the cost can be prohibitive to development. Environmental costs associated with a particular project must be factored into the overall cost evaluation of whether to proceed with the project.

Employees

Our President, Eden Ho, is currently our only employee.  Mr.  Ho devotes time to our business affairs on an as-needed basis.  We do not have any full time employees.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We not have any subsidiaries.

Intellectual Property

We do not currently have any intellectual property.

Plan of Operations

Our plan of operations for the immediate future is to continue our due diligence on the Checotah Project while endeavoring to raise the substantial funds required to commence further exploration and development of the project in accord with the contemplated purchase agreement. As discussed above, a $20,000 in initial deposit will be due upon the signing of formal purchase and sale agreements, and closing will be required within 60 days of the completion of our due diligence period.  In event that we are unable to raise sufficient funds to exercise our option and commence further development of the project, or in the event that our due diligence reveals the Checotah Project to be unsuitable, we will continue to search for promising oil and gas prospects and/or producing oil and gas properties in the United States and internationally.

Our plans for completion of the project call for the drilling and completion of up to 21 new wells and other costs in addition to the acquisition costs discussed above.  Our total budget for acquisition and development of the project is set forth below:

Cost of existing wells (11)	$500,000
Workover costs for a 5 well re-completion	300,000
Project contingency costs	100,000
Drill 21 new wells	4,515,000
Administration and reserves	1,085,000
Total Budget	$6,500,000.00

We will require substantial additional financing in order to undertake development of additional wells and other infrastructure on the project.  We currently do not have any firm arrangements for financing and we may not be able to the financing when required or on terms that are feasible.

Liquidity and Capital Resources

As of April 30, 2010, we had no current assets and current liabilities in the amount of $75. Thus, we had a working capital deficit of $75 as of April 30, 2010.  Concurrent with a change in control effected March 15, 2010, we raised additional funds in the amount of $65,000 through the sale of common stock in a private transaction, as described in the Current Report on Form 8-K filed March 18, 2010.  These funds were used to satisfy existing accounts payable through payments of the amounts owed to our accountant and our auditors, as well a payment to our legal counsel which allowed us to clear the balance then due in exchange for a compromised lump sum.

Although we are now cleared of any significant liabilities, we have not attained profitable operations and will be dependent upon obtaining financing to undertake substantial operations and to pursue a long-term business plan.  As reported in our Current Report on Form 8-K filed June 16, 2010, our President and sole director, Eden Ho,  advanced us the sum of $20,000, pursuant to a Promissory Note dated June 14, 2010 (the “Note”).  The Note bears interest at a rate of six percent (6%) per year and matures on June 14, 2011.  The Note may be pre-paid in whole or in part without penalty.  We intend to use the funds borrowed under the Note to pay the initial deposit required under the Letter of Intent for the Checotah natural gas project.  Upon closing of a formal purchase and sale agreement for the Checotah project, however, we will be required to invest a minimum of $6,500,000 in the exploration and development of the project in accord with a project budget to be developed and mutually agreed upon with the sellers of the project.  In addition, our initial investment upon closing of the transaction must be a minimum of $1,500,000.   We will require substantial additional financing in order to exercise our option to purchase the Checotah Project and the related natural gas equipment, to make the investments to be required under the contemplated purchase agreement, and to sustain substantial future business operations for any significant period of time.  We currently do not have any firm arrangements for financing and we may not be able to obtain financing when required. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Results of Operations for the years ended July 31, 2009 and 2008

We have not earned significant revenues since the inception of our business and we earned no revenues during the fiscal year ended July 31, 2009.  We incurred expenses and net losses in the amount of $68,873 for the year ended July 31, 2009.  We incurred expenses and net losses in the amount of $15,629 for the year ended July 31, 2008.  We total incurred expenses and net losses in the amount of $84,735 from our inception on May 1, 2007 through the fiscal year ended July 31, 2009.

Results of Operations for the three and nine months ended April 30, 2010

We incurred net losses in the amount of $82,510 from our inception on May 1, 2007 through the period ending April 30, 2010.  During the three months ended April 30, 2010, we incurred expenses in the amount of $1,637, together with a gain on settlement of debt in the amount of $75,052, resulting in a net income of $73,415. By comparison, we experienced expenses and net losses the amount of $4,643 during the three months ended April 30, 2009.

During the nine months ended April 30, 2010, we incurred total expenses in the amount of $72,827, together with together with a gain on settlement of debt in the amount of $75,052, resulting in a net income of $2,225. By comparison, we experienced expenses and net losses in the amount of $11,703 during the nine months ended April 30, 2009. Our operating expenses from inception through April 30, 2010 consisted primarily of general and administrative expenses.  Our losses are attributable to our operating expenses combined with a lack of significant revenues during our current stage of development.

Off Balance Sheet Arrangements

As of April 30, 2010, there were no off balance sheet arrangements.

Expected Changes In Number of Employees, Plant, and Equipment

In the event that we are able to exercise our option on the Checotah Project, we will acquire the natural gas pipeline and processing equipment located on the property, as described above.

Description of Property

We do not currently own or lease any real property.  In the event that we are able to exercise our option on the Checotah Project, we will acquire the working interest in certain oil and gas leases as more specifically described above.

Corporate Offices

Our corporate offices are located at 701 Xuang Mi Hu Road, Xi Yuan, Futian, Shenzhen, P.R.C.

Certain Relationships and Related Transactions

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

	Any of our directors or officers;
	Any person proposed as a nominee for election as a director;
	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock
	Any of our promoters;
	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

1.
On July 27, 2007, the Company borrowed $1,000 from its former president, Anusha Kumar, under the terms of a Promissory Note of the same date.   As part of a change in control effected March 15, 2010, all obligations under this Note were released by Ms. Kumar.

2.
On June 14, 2010, we borrowed the sum of $20,000 from our President, CEO, and sole director, Eden Ho, pursuant to a Promissory Note dated June 14, 2010 (the “Note”).  The Note bears interest at a rate of six percent (6%) per year and matures on June 14, 2011.  The Note may be pre-paid in whole or in part without penalty.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB under the symbol “ASUV.”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending July 31, 2009
Quarter Ended	High $	Low $
July 31, 2009	.30	.25
April 30, 2009	n/a	n/a
January 31, 2009	n/a	n/a
October 31, 2008	n/a	n/a

Fiscal Year Ending July 31, 2010
Quarter Ended	High $	Low $
April 30, 2010	$0.15	$0.05
January 31, 2010	n/a	n/a
October 31, 2009	n/a	n/a

The last sales price per share of our common stock was $0.40 on June 10, 2010.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have thirty (30) holders of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 547,241 shares as of the date of this prospectus, or;
2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business, or;

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Compensation Discussion and Analysis

The Company presently not does have employment agreements with any of its named executive officers and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by a development stage business, the company has not paid any cash and/or stock compensation to its named executive officers

As our business and operations expand and mature, we expect to develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Eden Ho, CEO, President, Secretary, & Director	2008 2009	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a
Mark Mroczkowski CFO and Treasurer	2008 2009	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a
Anusha Kumar, former officer and director	2008 2009	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Eden Ho	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Mark Mroczkowski	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Anusha Kumar, former officer	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Eden Ho	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Anusha Kumar, former director	0	0	0	0	0	0	0

Director Compensation

Directors do not currently receive any compensation from the Company for their service as members of the Board of Directors.  The compensation summarized above reflects the compensation each of our directors received in their capacities as executive officers of the Company.

Employment Agreements with Current Management

The Company presently not does have employment agreements with any of its current management and its management currently serves without compensation.  The Company plans to develop a management compensation system when it becomes economically feasible.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Financial Statements

Index to Financial Statements:

Audited Financial Statements:
F-1	Report of Independent Registered Public Accounting Firm
F-2	Balance Sheets as of July 31, 2009 and 2008
F-3	Statements of Operations for the years ended July 31, 2009 and 2008 and period from inception to July 31, 2009
F-4	Statement of Stockholders’ Equity (Deficit) for period from inception to July 31, 2009
F-5	Statements of Cash Flows for the years ended July 31, 2009 and 2008 and period from inception to July 31, 2009
F-6	Notes to Financial Statements

Unaudited Financial Statements:
F-15	Balance Sheets as of April 30, 2010 (unaudited) and July 31, 2009 (audited);
F-16	Statements of Operations for the three and nine months ended April 30, 2010 and 2009 and from inception on May 1, 2007 through April 30, 2010 (unaudited);
F-17	Statements of Stockholders’ Equity (Deficit) as of April 30, 2010 (unaudited);
F-18	Statements of Cash Flows for the nine months ended April 30, 2010 and 2009 and from inception on May 1, 2007 through April 30, 2010 (unaudited);
F-19	Notes to Financial Statements.

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com
 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Aviation Surveillance Systems, Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheets of Aviation Surveillance Systems, Inc. (formerly Fairytale Ventures Inc.) as of July 31, 2009 and 2008, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended and for the period from May 1, 2007 (inception) through July 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over   financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aviation Surveillance Systems, Inc. (formerly Fairytale Ventures Inc.) as of July 31, 2009 and 2008, and the results of its operations and cash flows for the periods then ended and for the period from May 1, 2007 (inception) through July 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has not received revenue from sales of products or services, has a working capital deficit, and has incurred losses from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 4. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC
Bingham Farms, Michigan
November 11, 2009

AVIATION SURVEILLANCE SYSTEMS, INC
(Formerly Fairytale Ventures, Inc.)
(A Development Stage company)
Balance Sheets

ASSETS
	July 31, 2009	July 31, 2008
CURRENT ASSETS

Cash	$1,638	$9,075

Total Current Assets	1,638	9,075

TOTAL ASSETS	$1,638	$9,075

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Notes payable - related party	$1,000	$1,000
Accounts payable and accrued expenses	69,148	7,712

Total Current Liabilities	70,148	8,712

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock - $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock - $0.001 par value; 90,000,000 shares authorized; 16,488,825 shares issued and outstanding	16,489	16,489
Additional paid-in capital	(264)	(264)
Deficit accumulated during the development stage	(84,735)	(15,862)

Total Stockholders' Equity (Deficit)	(68,510)	363
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,638	$9,075

The accompanying notes are an integral part of these financial statements.

AVIATION SURVEILLANCE SYSTEMS, INC
(Formerly Fairytale Ventures, Inc.)
(A Development Stage company)
Statements of Operations

	For the Year Ended July 31,		From Inception on May 1, 2007 Through July 31,
	2009	2008	2009

REVENUES	$-	$-	$200
COST OF GOODS SOLD	-	-	-
GROSS MARGIN	-	-	200

OPERATING EXPENSES

General and administrative	68,790	15,629	84,772

Total Operating Expenses	68,790	15,629	84,772

OTHER EXPENSES

Interest Expense	83	80	163

NET LOSS BEFORE INCOME TAXES	(68,873)	-	(84,735)
INCOME TAX EXPENSE	-	-	-

NET LOSS	$(68,873)	$(15,709)	$(84,735)

BASIC LOSS PER SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	16,488,825	16,488,825

The accompanying notes are an integral part of these financial statements.

AVIATION SURVEILLANCE SYSTEMS, INC
(Formerly Fairytale Ventures, Inc.)
(A Development Stage company)
Statement of Stockholders' Equity (Deficit)

	Common Stock		Additional Paid-In	Accumulated During the Development
	Shares	Amount	Capital	Stage	Total

Balance May 1, 2007	-	$-	$-	$-	$-

Contributed capital	-	-	300	-	300

Shares issued for cash
on May 14, 2007	11,798,803	11,799	(7,799)	-	4,000

Shares issued for cash
on June 22, 2007	4,690,022	4,690	7,235	-	11,925

Net loss from inception
through July 31, 2007	-	-	-	(153)	(153)

Balance, July 31, 2007	16,488,825	16,489	(264)	(153)	16,072

Net loss for the year
ended July 31, 2008	-	-	-	(15,709)	(15,709)

Balance, July 31, 2008	16,488,825	16,489	(264)	(15,862)	363

Net loss for year ended
ended July 31, 2009	-	-	-	(68,873)	(68,873)

Balance, July 31, 2009	16,488,825	$16,489	$(264)	$(84,735)	$(68,510)

The accompanying notes are an integral part of these financial statements.

AVIATION SURVEILLANCE SYSTEMS, INC
(Formerly Fairytale Ventures, Inc.)
(A Development Stage company)
Statements of Cash Flows

	For the Year Ended July 31,		From Inception on May 1, 2007 Through July 31,
	2009	2008	2009
OPERATING ACTIVITIES

Net loss	$(68,873)	$(15,709)	$(84,735)
Adjustments to reconcile net loss to
net cash used by operating activities:
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable
and accrued expenses	61,436	7,712	69,148

Net Cash Used in
Operating Activities	(7,437)	(7,997)	(15,587)

INVESTING ACTIVITIES	-	-	-

FINANCING ACTIVITIES

Proceeds from common stock issued	-	-	16,225
Increase in notes payable-related parties	-	-	1,000

Net Cash Provided by Financing Activities	-	-	17,225

NET INCREASE (DECREASE) IN CASH	(7,437)	(7,997)	1,638

CASH AT BEGINNING OF PERIOD	9,075	17,072	-

CASH AT END OF PERIOD	$1,638	$9,075	$1,638

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

AVIATION SURVEILLANCE SYSTEMS, INC.
(Formerly Fairytale Ventures, Inc.)
(A Development Stage Company)
Notes to Financial Statements
July 31, 2009 and 2008

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
Aviation Surveillance Systems, Inc., formerly known as Fairytale Ventures, Inc. (the Company) was incorporated in the State of Nevada on May 1, 2007. The Company was  engaged in the principal business activity of providing on-location themed birthday parties and other special event parties for children. Since the corporate name change on April 20, 2009, the Company has been seeking new opportunities or a possible merger with an operating firm.  The Company has not realized significant revenues to date and therefore is classified as a development stage company.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Basic (Loss) per Common Share
Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of July 31, 2009.

	For the Year Ended July 31, 2009	For the Year Ended July 31, 2008
Loss (numerator)	$(68,873)	$(15,709)
Shares (denominator)	16,488,825	16,488,825
Per share amount	$(0.00)	$(0.00)

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Comprehensive Income
The Company has no component of other comprehensive income. Accordingly, net income equals comprehensive income for the periods ended July 31, 2009 and 2008.

AVIATION SURVEILLANCE SYSTEMS, INC.
(Formerly Fairytale Ventures, Inc.)
(A Development Stage Company)
Notes to Financial Statements
July 31, 2009 and 2008

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of July 31, 2009 and 2008.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Income Taxes
The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 39% to the net loss before provision for income taxes for the following reasons:

	July 31 2009	July 31, 2008
Income tax expense at statutory rate	$(26,838)	$(6,129)
Common stock issued for services	-	-
Valuation allowance	(26,838)	(6,129)
Income tax expense per books	$-	$-

Net deferred tax assets consist of the following components as of:

	July 31, 2009	July 31, 2008
NOL carryover	$(33,047)	$(6,209)
Valuation allowance	(33,047)	(6,209)
Net deferred tax asset	$-	$-

AVIATION SURVEILLANCE SYSTEMS, INC.
(Formerly Fairytale Ventures, Inc.)
(A Development Stage Company)
Notes to Financial Statements
July 31, 2009 and 2008

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (Continued)

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards $84,735 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a July 31 fiscal year end.

Inventory
The Company accounts for inventory of raw materials and finished goods on a cost basis.  The inventory is maintained on a first in- first out (FIFO) basis.

Stock-based compensation.
As of July 31, 2009, the Company has not issued any share-based payments to its employees.  The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

Recent Accounting Pronouncements
In May 2009, the FASB issued FAS 165, “Subsequent Events”.  This pronouncement establishes standards for accounting for and disclosing subsequent events (events which occur after the balance sheet date but before financial statements are issued or are available to be issued). FAS 165 requires and entity to disclose the date subsequent events were evaluated and whether that evaluation took place on the date financial statements were issued or were available to be issued. It is effective for interim and annual periods ending after June 15, 2009. The adoption of FAS 165 did not have a material impact on the Company’s financial condition or results of operation.

AVIATION SURVEILLANCE SYSTEMS, INC.
(Formerly Fairytale Ventures, Inc.)
(A Development Stage Company)
Notes to Financial Statements
July 31, 2009 and 2008

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)
In June 2009, the FASB issued FAS 166, “Accounting for Transfers of Financial Assets” an amendment of FAS 140. FAS 140 is intended to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets: the effects of a transfer on its financial position, financial performance , and cash flows: and a transferor’s continuing involvement, if any, in transferred financial assets. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of FAS 166 to have an impact on the Company’s results of operations, financial condition or cash flows.

In June 2009, the FASB issued FAS 167, “Amendments to FASB Interpretation No. 46(R)”. FAS 167 is intended to (1) address the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, as a result of the elimination of the qualifying special-purpose entity concept in FAS 166, and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provided timely and useful information about an enterprise’s involvement in a variable interest entity. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of FAS 167 to have an impact on the Company’s results of operations, financial condition or cash flows.

In June 2009, the FASB issued FAS 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”. FAS 168 will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009.The Company does not expect the adoption of FAS 168 to have an impact on the Company’s results of operations, financial condition or cash flows.

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”).  FSP FAS 157-4 provides guidance on estimating fair value when market activity has decreased and on identifying transactions that are not orderly.  Additionally, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value.  This FSP is effective for interim and annual periods ending after June 15, 2009.  The Company does not expect the adoption of FSP FAS 157-4 will have a material impact on its financial condition or results of operation.

AVIATION SURVEILLANCE SYSTEMS, INC.
(Formerly Fairytale Ventures, Inc.)
(A Development Stage Company)
Notes to Financial Statements
July 31, 2009 and 2008

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)
In October 2008, the FASB issued FSP No. FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active,” (“FSP FAS 157-3”), which clarifies application of SFAS 157 in a market that is not active.  FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued.  The adoption of FSP FAS 157-3 had no impact on the Company’s results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.”  This disclosure-only FSP improves the transparency of transfers of financial assets and an enterprise’s involvement with variable interest entities, including qualifying special-purpose entities.  This FSP is effective for the first reporting period (interim or annual) ending after December 15, 2008, with earlier application encouraged.  The Company adopted this FSP effective January 1, 2009.  The adoption of the FSP had no impact on the Company’s results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“FSP FAS 132(R)-1”).  FSP FAS 132(R)-1 requires additional fair value disclosures about employers’ pension and postretirement benefit plan assets consistent with guidance contained in SFAS 157.  Specifically, employers will be required to disclose information about how investment allocation decisions are made, the fair value of each major category of plan assets and information about the inputs and valuation techniques used to develop the fair value measurements of plan assets. This FSP is effective for fiscal years ending after December 15, 2009.  The Company does not expect the adoption of FSP FAS 132(R)-1 will have a material impact on its financial condition or results of operation.

In September 2008, the FASB issued exposure drafts that eliminate qualifying special purpose entities from the guidance of SFAS No. 140, “Accounting for Transfers and Servicing of Financial  Assets and  Extinguishments of Liabilities,” and  FASB  Interpretation 46 (revised December 2003), “Consolidation of  Variable  Interest Entities − an interpretation of ARB  No. 51,” as well as other modifications.  While the proposed revised pronouncements have not been finalized and the proposals are subject to further public comment, the Company anticipates the changes will not have a significant impact on the Company’s financial statements.  The changes would be effective March 1, 2010, on a prospective basis.

AVIATION SURVEILLANCE SYSTEMS, INC.
(Formerly Fairytale Ventures, Inc.)
(A Development Stage Company)
Notes to Financial Statements
July 31, 2009 and 2008

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)
 In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.
 In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

AVIATION SURVEILLANCE SYSTEMS, INC.
(Formerly Fairytale Ventures, Inc.)
(A Development Stage Company)
Notes to Financial Statements
July 31, 2009 and 2008

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)
 In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests.

As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

AVIATION SURVEILLANCE SYSTEMS, INC.
(Formerly Fairytale Ventures, Inc.)
(A Development Stage Company)
Notes to Financial Statements
July 31, 2009 and 2008

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)
In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations’.  This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157; Fair Value Measurements This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year.

AVIATION SURVEILLANCE SYSTEMS, INC.
(Formerly Fairytale Ventures, Inc.)
(A Development Stage Company)
Notes to Financial Statements
July 31, 2009 and 2008

  NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)
The Company adopted this statement March 1, 2008, and it is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

      NOTE 2.   COMMON STOCK

On May 14, 2007, the Company received $4,000 from its founders for 7,374,252 shares of its common stock. On June 22, 2007, the Company completed an unregistered private offering under the Securities Act of 1933, as amended, relying upon the exemption from registration afforded by Rule 504 of Regulation D promulgated there under.  The Company sold 2,931,265 shares of its $0.001 par value common stock at a price of $0.004 per share for $11,925 in cash.

On July 21, 2008, the Company’s shares of common stock were forward split on the basis of 1.84356289 shares for 1.

On May 1, 2009, the Company’s shares of common stock were forward split on the basis of 1.6 shares for 1. The forward stock split has been recognized in the Company’s financial statements on a retroactive basis.

   NOTE 3.  RELATED PARTY TRANSACTIONS

The Company has recorded expenses paid on its behalf of $300 by related parties as a contribution to capital.

The Company has a note payable to a shareholder for $1,000. The note payable is due on July 31, 2009, accrues interest at 8% per annum and is unsecured. The shareholder has verbally agreed to extend the payment due date of the note for one additional year.

  NOTE 4.  GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has accumulated deficit of $22,319 as of July 31, 2009.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 5. SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to July 31, 2009 through November 12, 2009 and has determined that it does not have any material subsequent events to disclose in these financial statements.

AVIATION SURVEILLANCE SYSTEMS, INC
(Formerly Fairytale Ventures Inc.)
(A Development Stage Company)
Balance Sheets

ASSETS
	April 30, 2010	July 31, 2009
	(unaudited)	(audited)
CURRENT ASSETS

Cash	$-	$1,638

Total Current Assets	-	1,638

TOTAL ASSETS	$-	$1,638

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Notes payable - related party	$-	$1,000
Accounts payable and accrued expenses	75	69,148

Total Current Liabilities	75	70,148

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock - $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock - $0.001 par value; 90,000,000 shares authorized; 54,724,121 and 16,488,827 shares issued and outstanding, respectively	54,724	16,489
Additional paid-in capital	27,711	(264)
Deficit accumulated during the development stage	(82,510)	(84,735)

Total Stockholders' Equity (Deficit)	(75)	(68,510)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$-	$1,638

The accompanying notes are an integral part of these financial statements.

AVIATION SURVEILLANCE SYSTEMS, INC
(Formerly Fairytale Ventures, Inc.)
(A Development Stage Company)
Statements of Operations
(Unaudited)

	For the Three Months Ended April 30,		For the Nine Months Ended April 30,		From Inception on May 1, 2007 Through April 30,
	2010	2009	2010	2009	2010

REVENUES	$-	$-	$-	$-	$200
COST OF GOODS SOLD	-	-	-	-	-
GROSS MARGIN	-	-	-	-	200

OPERATING EXPENSES

General and administrative	1,637	4,623	72,780	11,643	157,552

Total Operating Expenses	1,637	4,623	72,780	11,643	157,552

OTHER EXPENSES

Gain on settlement of debt	(75,052)	-	(75,052)	-	(75,052)
Interest expense	-	20	47	60	210

Total other (income) expense	(75,052)	20	(75,005)	60	(74,842)

NET INCOME (LOSS) BEFORE INCOME TAXES	73,415	-	2,225	-	(82,510)
INCOME TAX EXPENSE	-	-	-	-	-

NET INCOME (LOSS)	$73,415	$(4,643)	$2,225	$(11,703)	$(82,510)

BASIC INCOME (LOSS) PER SHARE	$0.00	$(0.00)	$0.00	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	22,931,404	16,488,827	22,931,404	16,488,827

The accompanying notes are an integral part of these financial statements.

AVIATION SURVEILLANCE SYSTEMS, INC
(Formerly Fairytale Ventures, Inc.)
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)

	Common Stock		Additional Paid-In	Deficit Accumulated During the Development
	Shares	Amount	Capital	Stage	Total

Balance May 1, 2007	-	$-	$-	$-	$-

Contributed capital	-	-	300	-	300

Shares issued for cash
at $0.001 per share
on May 14, 2007	11,798,803	11,799	(7,799)	-	4,000

Shares issued for cash
at $0.004 per share
on June 22, 2007	4,690,024	4,690	7,235	-	11,925

Net loss from inception
through July 31, 2007	-	-	-	(153)	(153)

Balance, July 31, 2007	16,488,827	16,489	(264)	(153)	16,072

Net loss for the year
ended July 31, 2008	-	-	-	(15,709)	(15,709)

Balance, July 31, 2008	16,488,827	16,489	(264)	(15,862)	363

Net loss for year ended
ended July 31, 2009	-	-	-	(68,873)	(68,873)

Balance, July 31, 2009	16,488,827	16,489	(264)	(84,735)	(68,510)

Common stock issued for cash at
$0.0017 per share (unaudited)	38,235,294	38,235	26,765	-	65,000

Note payable and accrued interest
contributed capital (unaudited)	-	-	1,210	-	1,210

Net income for the nine months
ended April 30, 2010 (unaudited)	-	-	-	2,225	2,225

Balance, April 30, 2010 (unaudited)	54,724,121	$54,724	$27,711	$(82,510)	$(75)

The accompanying notes are an integral part of these financial statements.

AVIATION SURVEILLANCE SYSTEMS, INC
(Formerly Fairytale Ventures, Inc.)
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended April 30,		From Inception on May 1, 2007 Through April 30,
	2010	2009	2010
OPERATING ACTIVITIES

Net income (loss)	$2,225	$(11,703)	$(82,510)
Adjustments to reconcile net loss to net cash used by operating activities:
Gain on settlement of debt	75,052	-	75,052
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable and accrued expenses	(144,125)	4,266	(74,977)

Net Cash Used in Operating Activities	(66,848)	(7,437)	(82,435)

INVESTING ACTIVITIES	-	-	-

FINANCING ACTIVITIES

Proceeds from common stock issued	65,000	-	81,225
Proceeds from notes payable-related parties	210	-	1,210

Net Cash Provided by Financing Activities	65,210	-	82,435

NET DECREASE IN CASH	(1,638)	(7,437)	-

CASH AT BEGINNING OF PERIOD	1,638	9,075	-

CASH AT END OF PERIOD	$-	$1,638	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income Taxes	$-	$-	$-

NON CASH FINANCING ACTIVITIES:

Contributed capital	$1,210	$-	$1,210

The accompanying notes are an integral part of these financial statements.

AVIATION SURVEILLANCE SYSTEMS, INC.
(Formerly Fairytale Ventures, Inc.)
(A Development Stage Company)
Notes to Financial Statements
April 30, 2010 and July 31, 2009

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at April 30, 2010, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's July 31, 2009 audited financial statements.  The results of operations for the periods ended April 30, 2010 and 2009 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet
Established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

AVIATION SURVEILLANCE SYSTEMS, INC.
(Formerly Fairytale Ventures, Inc.)
(A Development Stage Company)
Notes to Financial Statements
April 30, 2010 and July 31, 2009

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Recent Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810):  Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505):  Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260.  Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 4 - RELATED PARTY TRANSACTIONS

The related party note and accrued interest were converted to contributed capital during the three month period ended April 30, 2010 in connection with a change of control. The Company also realized a gain on the settlement of debt of $75,052 when certain accounts payable were negotiated and paid by the new management at a discount from the original liability.

NOTE 5 - CAPITAL STOCK

On March 15, 2010, the Company issued 38,235,294 shares of common stock at $0.0017 per share.  At April 30, 2010, the Company had 54,724,121 common shares issued and outstanding.  The Company is authorized 90,000,000 shares of common stock and 10,000,000 shares of preferred stock.

NOTE 6 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) Company management reviewed all material events through the date of this report and there are no material subsequent events to report.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosures

On August 6, 2009, Moore & Associates Chartered (the “Former Accountant”) resigned as the Company’s accountant.  On August 25, 2009, the Company’s board of directors approved the resignation.

The Former Accountant’s audit reports on the financial statements of the Company for the fiscal year ended July 31, 2008 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports on the financial statements of the Company for the fiscal year ended July 31, 2008 contained an uncertainty about the Company’s ability to continue as a going concern.

During the year ended July 31, 2008, and through the interim periods ended October 31, 2008, January 31, 2009 and April 30, 2009 and through August 6, 2009 (the date of resignation), there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their reports on the financial statements for such periods.

During the year ended July 31, 2008, and through the interim periods ended October 31, 2008, January 31, 2009 and April 30, 2009 and through August 6, 2009 (the date of resignation, there were no “reportable events” (as such term is defined in Item 304 of Regulation S-K).

On September 8, 2009, the company’s board of directors appointed Maddox Ungar Silberstein, PLLC as the company’s auditor and independent accountant.

During the registrant's two most recent fiscal years, and the subsequent interim periods prior to engaging Maddox Ungar Silberstein, PLLC, the company did not consult Maddox Ungar Silberstein, PLLC regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the company's financial statements, or  any matter that was either the subject of a disagreement or a reportable event.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

___________________

PROSPECTUS
AVIATION SURVEILLANCE SYSTEMS, INC.
4,129,579
COMMON STOCK
INITIAL PUBLIC OFFERING